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                                                                     Exhibit (j)


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report on the Calamos Insurance Trust -- Calamos Convertible Portfolio dated March 26, 1999 in the Registration Statement (Form N-1A) and in the related Prospectus and Statement of Additional Information of Calamos Insurance Trust, filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-72511) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-09237).



                                                        ERNST & YOUNG LLP

Chicago, Illinois
March 26, 1999